March  24, 1998

To Our Fellow Stockholders:

      On behalf of the Board of Directors and our employees, I cordially invite you to attend the Annual Meeting of Stockholders to be held on Friday, April 24, 1998 at 11:00 A.M. at the Company's main office located at 430 Main Street, Williamstown, Massachusetts.

      The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

      In addition to the specific matters to be acted upon, there will be a report by management on the progress of the Company, an opportunity to meet the directors and management and time to ask questions.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.


                                Sincerely yours,



                                          Richard A. Stratton
                                          Chief Executive Officer

                       LITCHFIELD FINANCIAL CORPORATION

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY,
                                APRIL 24, 1998


The Stockholders of Litchfield Financial Corporation:

      Notice is hereby given that the Annual Meeting of the Stockholders of Litchfield Financial Corporation has been called and will be held on Friday, April 24, 1998, at 11:00 A.M. at the Company's main office located at 430 Main Street, Williamstown, Massachusetts, for the following purposes:

       1. To elect one Director to serve a term of up to three years and until his successor shall be elected and qualified.

       2. To consider and act upon a proposal to increase the number of authorized shares of common stock of the Company to 12,000,000.

       3. To consider and act upon a proposal to notify, confirm and approve the Sixth Amendment to the 1990 Stock Option Plan.

       4. To consider and act upon a proposal to notify, confirm and approve the First Amendment to the 1995 Stock Option Plan for Non-Employee Directors of the Company.

       5. To consider and act upon any other business which may properly come before the meeting.

      The Board of Directors has fixed the close of business on March 12, 1998 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof.

      In order that your stock may be represented at the Meeting in case you are not personally present, please sign and date the enclosed proxy and return it promptly in the accompanying addressed envelope.

                                    By Order of the Board of Directors,




                                           Heather A. Sica, Clerk
Williamstown, Massachusetts
March 24 , 1998

                       LITCHFIELD FINANCIAL CORPORATION

                                PROXY STATEMENT

      This proxy statement is being furnished to stockholders of Litchfield Financial Corporation, a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on Friday, April 24, 1998, at the time and place set forth in the Notice of the Meeting, and at any adjournment or postponement thereof. The principal executive offices of the Company are located at 430 Main Street, Williamstown, Massachusetts and the telephone number is (413) 458-1000. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 24, 1998.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

      The holders of a majority interest in all common stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. The election of the nominee for Director will be decided by plurality vote. The affirmative votes of the holders of at least a majority of the shares of common stock voting in person or by proxy at the Meeting are required to approve all other matters listed in the Notice of the Meeting.

      The Company will bear the costs of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.


                       RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on March 12, 1998 are entitled to vote at the Meeting. On that date the Company had outstanding and entitled to vote 5,660,790 shares of common stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of shares of Common Stock of the Company, as of January 31, 1998, by all stockholders of the Company known to be beneficial owners of more than 5% of the outstanding Common Stock of the Company, by each director, each of the Named Executive Officers (as defined herein) and all directors and officers of the Company as a group:

                                                          Amount and nature
                                                            of Beneficial          Percentage
                  Name                                      Ownership (a)           of Class
Arthur D. Charpentier.............                             588,229                10.4%
   660 White Plains Road, Suite 400
   Tarrytown, NY  10591
Nicholas Company, Inc. ...........                             588,188                10.4%
   700 North Water Street
   Milwaukee, WI 53202
JP Morgan.........................                             581,510                10.3%
   522 Fifth Avenue - 14th Floor
   New York, NY  10036
Wellington Management Co..........                             457,902                 8.1%
   75 State Street
   Boston, MA  02109
Richard A. Stratton (b)...........                             449,450(c)              7.6%
   Chief Executive Officer, President and Director
Morgan Stanley....................                             352,195                 6.2%
   1221 Ave of the Americas
   New York, NY  10020
Heather A. Sica (b)...............                             125,847(d)              2.2%
   Executive Vice President, Treasurer and Director
Michael A. Spadacino (b)..........                              45,532(e)               *
   Senior Vice President
Gerald Segel .....................                              20,310(f)               *
   Director
   Tucker Anthony
   One Beacon Street
   Boston, MA 02108
Ronald E. Rabidou (b).............                              17,281(g)                *
   Chief Financial Officer



                                                           Amount and Nature
                                                             of Beneficial          Percentage
                  Name                                       Ownership (a)           of Class
----------------------------------------------------------------------------------------------
David J. Ferrari..................                               5,123 (h)               *
   Director
   Argus Management
   207 Union Street
   South Natick, MA  01760
John Costa .......................                               4,668 (i)               *
   Director
   Cardholder Management Services
   55 E. Ames Ct.
   Plainview, NY  11803
James Westra......................                               3,675 (i)               *
   Director
   Hutchins, Wheeler & Dittmar, A Professional Corporation
   101 Federal Street
   Boston, MA  02110
Donald R. Dion, Jr................                               2,181 (j)               *
   Director
   Dion Money Management, Inc.
   279 Main Street
   Williamstown, MA  01267
All directors and executive officers as a group (12 persons)   725,549 (k)           11.8%


  *   Less than one percent.
(a)Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of January 31, 1998 are deemed outstanding for computing the percentage of a person holding such options but are not deemed outstanding for computing the percentage of any other person. The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(b)   Address: 430 Main Street, Williamstown, Massachusetts, 01267.
(c) Includes 226,392 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(d)Includes 123,532 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(e)Includes 45,532 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(f)Includes 18,812 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(g)Includes 17,281 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(h)Includes 5,123 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(i)Includes 3,675 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(j)Includes 2,181 shares of Common Stock issuable upon exercise of options. Such options are exercisable within 60 days.
(k)In addition to the shares of Common Stock and options to purchase Common Stock deemed to be beneficially owned by the directors and officers, as set forth above, includes options to purchase Common Stock held by the following executive officers in the following amounts: James Shippee -- 31,862 shares; James Yearwood --10,607 shares; and Wayne M. Greenholtz --9,013 shares. Such options are exercisable currently or within 60 days.




     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons owning more than 10% of the outstanding common stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on copies of such forms furnished as provided above, or written representations that no such forms were required, the Company believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its common stock were met.


                             ELECTION OF DIRECTORS

      Pursuant to the Restated Articles of Organization and By-Laws of the Company, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. At each annual meeting, one of the classes is elected for a term of three years. The Company presently has a Board of Directors of seven members, two of whom will not continue to serve as members after the April 24, 1998 Annual Meeting. It is proposed that the individual listed below be elected to serve for a term of three years commencing on the date of the Meeting and continuing until a successor is duly elected and qualified or until he sooner dies, resigns or is removed. Such election would create a five-member Board of Directors.
      The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominee named below. If such nominee should become unavailable for election, which is not anticipated, the person named in the accompanying proxy will vote for such substitute or substitutes as the Board of Directors may recommend unless the Board of Directors determines to reduce the number of directors to be elected.

Nominee

      The nominee for election as a director, his age, position with the Company, the period during which he has served as director and the principal occupation and other directorships held by him are set forth below.

Nominated for a term expiring at the 2001 Annual Meeting:

      John A. Costa, 41 years old, has been a director of the Company since 1995. Mr. Costa has been at Cardholder Management Services, a credit card servicing business since 1995, serving first as Managing Director of Planning and Business Development and presently as Senior Vice President. Mr. Costa served as a consultant to corporate clients from 1992 to 1995 in areas that include mergers and acquisitions, financial modeling, asset securitization and lending facility development. Previously, he served as Director of Consumer Finance with U.S. West Financial Services, Inc. in 1992 and as Director of Structured Finance for Arsht & Company, Inc. from 1990 to 1992. Mr. Costa received his BA from New York University.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                             OF THE ABOVE NOMINEE.

Other Directors of the Company

      The Company's other directors, their ages, their positions with the Company, the period during which they have served as directors and their principal occupations and other directorships held by them are set forth below.

      Donald R. Dion, Jr., 43 years old, has been a director of the Company since 1988. Mr. Dion is Chairman and Chief Executive Officer of Dion Money Management Advisors, Inc. Mr. Dion served as Chief Executive Officer of the Company until 1995 and Treasurer of the Company until 1991. Prior to joining the Company, Mr. Dion served as an Executive Vice President of Finance, Treasurer and Director of Patten Corporation, an attorney with Warner & Stackpole in Boston, Massachusetts and a certified public accountant with Ernst & Young. He is a graduate of Saint Michaels College, holds a JD from the University of Maine Law School, and an LLM from Boston University School of Law. Mr. Dion's term expires at the Meeting and he is not standing for reelection.

      David J. Ferrari, 61 years old, has been a director of the Company since 1988. Mr. Ferrari is President and a founder of Argus Management Corporation of Natick, Massachusetts. Argus Management Corporation provides consulting and management services to underperforming and troubled companies. Mr. Ferrari is a Director of several companies, including Malden Mills Industries, Inc., and Printed Circuit Corp. Prior to founding Argus, Mr. Ferrari was a certified public accountant with Arthur Andersen & Co. He received a BA from Johns Hopkins University and an MBA from Babson College. Mr. Ferrari's term expires at the Meeting and he is not standing for reelection.

      Gerald Segel, 77 years old, has been a director of the Company since 1989. Mr. Segel, prior to his retirement in May 1990, was Chairman of Tucker Anthony Incorporated, an investment banking company, from 1987 through 1990. Mr. Segal is also a Director of Hologic, Inc, Vivid Technologies, Inc. and Boston Communications Group, Inc. Mr. Segel received his AB from Harvard College. Mr. Segel's term expires at the 1999 Annual Meeting.

      Heather A. Sica, 35 years old, has been a director of the Company since 1995. Ms. Sica has been the Executive Vice President and Treasurer of the Company since 1991. She served as Chief Financial Officer of the Company from 1991 to 1995. She served as a Vice President of the Company from 1989 to 1991. Prior to joining the Company, Ms. Sica was an associate with the Real Estate Group of General Electric Investment Corporation and a certified public accountant with KPMG Peat Marwick. Ms. Sica received her BS in Business Administration from the University of Vermont and her MBA from the Wharton School of the University of Pennsylvania. Ms. Sica's term expires at the 1999 Annual Meeting.

      Richard A. Stratton, 47 years old, has been a director of the Company since 1988. Mr. Stratton was a co-founder of the Company and has been the Chief Executive Officer of the Company since 1996 and President of the Company since 1988. Prior to joining the Company, Mr. Stratton served as Vice President of Finance for Patten Corporation and Vice President of Marketing for Summit Software Technology, Inc. and held senior marketing and management positions with the Gillette Company and the American Appraisal Company in Boston, Massachusetts. Mr. Stratton is a graduate of The College of The Holy Cross. Mr. Stratton's term expires at the 2000 Annual Meeting.

      James Westra, 46 years old, has been a director of the Company since 1995. Mr. Westra is a stockholder of the law firm of Hutchins, Wheeler & Dittmar, A Professional Corporation, where he has practiced law since 1977. Mr. Westra serves as a Director of several companies, including Bertucci's, Inc. Mr. Westra graduated from Harvard College in 1973 and from Boston University Law School in 1977. Mr. Westra's term expires at the 2000 Annual Meeting.

Other Executive Officers

      Wayne M. Greenholtz, 57 years old, has been a Senior Vice President of the Company since April 1995. Prior to joining the Company, Mr. Greenholtz was the Senior Vice President of Operations for Government Employees Financial
Corporation, a subsidiary of GEICO Corporation, from 1989 to 1995. Mr. Greenholtz is a graduate of the University of Maryland.

      John Malloy, 40 years old, has been a Senior Vice President and General Counsel of the Company since January 1998. Prior to joining the Company, Mr. Malloy was an attorney in private practice from 1986 to 1997 at Battle Fowler LLP, New York, New York, where he was a partner in the corporate department. Mr. Malloy received his BA from Carleton College and his JD from Rutgers University School of Law.

      Ronald E. Rabidou, 46 years old, has been Chief Financial Officer of the Company since May 1995. Prior to joining the Company, Mr. Rabidou was a certified public accountant with Ernst & Young LLP from 1987 to May 1995. Mr. Rabidou received his MBA and BA from the University of Massachusetts.

      James Shippee, 37 years old, has been Senior Vice President of Mortgage Operations since 1989. Prior to joining the Company, Mr. Shippee was Vice President of Patten Financial Services from 1987 to 1989.

      Michael A. Spadacino, 36 years old, has been a Senior Vice President of the Company since January 1994 after joining the Company in 1992 as a Vice President in charge of land portfolio acquisitions. Prior to joining the Company, Mr. Spadacino attended law school from 1989 to 1992 at the Albany Law School of Union University where he received a JD. Mr. Spadacino received a BBA in Accounting from St. Bonaventure University and MS in Taxation from Georgetown University and is also a CPA.

      James Yearwood, 50 years old, has been a First Vice President of the Company since 1996 after joining the Company in 1992 as a Vice President in charge of vacation ownership receivable funding. Prior to joining the Company, Mr. Yearwood was a Vice President with Del-Val Capital Corporation from 1989 to 1991 where he specialized in vacation ownership receivable lending. Mr. Yearwood graduated from Southern Connecticut State University.

      Joseph S. Weingarten, 32 years old, has been a Senior Vice President of the Company since 1997. Prior to joining the Company, Mr. Weingarten served from 1993 to 1997 in the Structured Finance Group of ING Capital, most recently a Vice President, originating and managing structured lending and asset-backed securitization transactions, with an emphasis on specialty finance companies. Previously, he served as the Manager of Portfolio Administration for US West Financial Services, Inc., and as a CPA for Arthur Andersen & Company. Mr. Weingarten received his BA from New York University.

Board Meetings

      During 1997 there were four meetings of the Board of Directors of the Company and the Board of Directors voted eighteen times by unanimous written consent. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of the meetings held by committees of the Board on which they served.


Committees

      The Company's Board of Directors has established an Audit Committee, a Stock Option Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

      During 1997 there were two meetings of the of the Audit Committee of the Board of Directors. The Audit Committee reviews with the Company's independent auditors, the scope of the audit for the year, the results of the audit when completed and the independent auditors' fees for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. The present members of the Audit Committee are David J. Ferrari and Gerald Segel.

      The Company's Stock Option Committee administers the Company's 1990 Stock Option Plan. The present members of the Stock Option Committee are John Costa, David J. Ferrari, Gerald Segel and James Westra. The Stock Option Committee met two times during fiscal 1997 and granted options to purchase an aggregate of 46,250 shares to employees and directors of the Company.

      The functions of the Compensation Committee include reviewing and approving the compensation of directors, officers and key employees. The present members of the Compensation Committee are David J. Ferrari and Gerald Segel. The Compensation Committee met two times during fiscal 1997.

                             CERTAIN TRANSACTIONS

      James Westra, who became a director of the Company in April 1995, is a stockholder in the law firm of Hutchins, Wheeler & Dittmar, A Professional Corporation, which provides counsel to the Company on various matters including public debt and equity offerings.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation of Executive Officers

      The following table sets forth certain information concerning compensation paid to the Company's Chief Executive Officer and each of the other Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                                                         Compensation
                                                         Annual           Securities     All Other
                                                      Compensation        Underlying      Compen-
                                                 Salary         Bonus      Options        sation (a)

    Name and Position              Year            ($)           ($)         (#)           ($)
-------------------------          ----       -------------    --------      ----         ------
Richard A. Stratton                1997        $175,000        $225,000       ---         $8,000
Chief Executive Officer            1996         215,000         248,646    94,501          7,500
                                   1995         166,667         159,935       ---            ---


Heather A. Sica                    1997        $150,000         $50,000       ---         $8,000
Executive Vice President           1996         150,000          81,823    47,251          7,500
                                   1995          83,334          79,967       ---            ---

Ronald E. Rabidou (b)              1997        $125,000         $32,500       ---         $7,729
Chief Financial Officer            1996         115,000          30,000     5,250          6,490
                                   1995          68,750          15,000    27,563            ---

Michael A. Spadacino               1997        $125,000         $50,000       ---         $8,000
Senior Vice President              1996         100,000          45,000    21,000          6,354
                                   1995          30,000          70,000       ---            ---

Joseph S. Weingarten (c)           1997         $86,000         $90,000    30,000        $66,000
Senior Vice President



(a) Represents contributions to Litchfield Financial Corporation Employee 401(k) Plan in 1997. In the case of Mr. Weingarten, also includes $66,000 of reimbursement to Mr. Weingarten for relocation expenses.

(b)   Mr. Rabidou joined the Company in  May of 1995.

(c)   Mr. Weingarten joined the Company in April of 1997.
      Grants of Stock Option

      The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 1997.

                              1997 Option Grants
                            Individual Grants
                         Number of       % of                              Potential Realizable
                        Securities       Total                               Value at Assumed
                        Underlying      Options                            Annual rates of Stock
                         Options       Granted to  Exercise                Price Appreciation for
                         Granted        Employees   Price    Expiration          Option Term
                         (#)(a)          in 1997    ($/Sh)      Date          5%($)      10%($)
------------------------------------------------------------------------------------------------
Joseph S. Weingarten      30,000          64.9%      $14.38    4/7/07       $271,211  $687,301
Senior Vice President

(a)Mr.  Weingarten's  options  will vest 25% each year on April 7,  1998,  1999,
   2000 and 2001. The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's stock, increasing to $23.42 and $38.26, respectively, for the $14.38 grants.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Value

      Set forth in the table below is information concerning the value of stock options held at the end of the year ended December 31, 1997 by Named Executive Officers of the Company.

                                                                   Number of Securities
                                                              Underlying Unexercised        Value of Unexercised
                                          Shares               Options at December 31,      In-the-Money Options at
                                        Acquired on     Value              1997                   December 31, 1997
                                         Exercise      Realized   Exercisable Unexercisable     Exercisable  Unexercisable
                                            (#)          ($)          (#)          (#)             ($)           ($)
                                        ----------- -----------------------------------------------------------------------
Richard A. Stratton                        ---          ---         226,392      42,001         $1,955,379     $244,276
Chief Executive Officer and President

Heather A. Sica.                           ---          ---         123,532      15,751         $1,472,462     $104,432
Executive Vice President

Ronald E. Rabidou                          ---          ---          17,281      15,532           $135,030     $121,340
Chief Financial Officer

Michael A. Spadacino                       ---          ---          42,907      11,375           $439,552      $89,037
Senior Vice President

Joseph Weingarten                          ---          ---             ---      30,000                ---      $150,000
Senior Vice President




Employment Agreements

 ......On  July  19,  1996 the  Company  entered  into an  amended  and  restated
employment agreement with Richard A. Stratton. The agreement provides for an annual base salary of $215,000 from January 1, 1996 to December 31, 1996, $225,000 from January 1, 1997 to December 31, 1997 and $245,000 from January 1, 1998 to December 31, 1998. By subsequent agreement with the Company, the base salary for the period January 1, 1997 to December 31, 1997 was reduced to $175,000. The agreement also provides that the Company shall pay to Mr. Stratton a bonus with respect to the year ended December 31, 1996 equal to 2.9% of the Company's pretax income (as defined therein) for that year, if the earnings per share (as defined therein) of the Company for that year was equal to at least 115% of the earnings per share of the Company for the immediately preceding year. Additionally, the employment agreement provides the Company shall pay to Mr. Stratton a bonus with respect to each of the years ended December 31, 1997 and 1998 equal to his base salary (prior to the reduction in 1997 described above), if the earnings per share of such year equal at least 118% of earnings per share of the Company for the immediately preceding year. For the year ended December 31, 1998, Mr. Stratton will receive a bonus equal to $245,000, if the earnings per share of the Company for such year equals at least 118% of the earnings per share of the Company for the immediately preceding year. A bonus of $225,000 was accrued in 1997 pursuant to this agreement.

 ......The amended and restated agreement also provides that upon election by the
Company, by written notice to the employee within 30 days following termination of employment for any reason, Mr. Stratton will not engage in any business or render any services to any business in the United States with which the Company has a current relationship or pending relationship at the date of termination in any capacity for a period of the first to occur of 12 months (18 months in certain circumstances) following (i) termination or (ii) December 31, 1998 if such business is competitive with any product or service being developed, produced or marketed by the Company at the time of such termination. If the Company elects to enforce the non-competition provision, it has agreed to pay Mr. Stratton his base salary in effect on the date of termination and one-half of the bonus paid to Mr. Stratton for the year immediately preceding the year in which termination occurs during the non-competition period.

 ......On July 19, 1996,  the Company  entered into an employment  agreement with
Heather A. Sica which calls for Ms. Sica to receive a base salary of $150,000 per year through December 31, 1998. In addition, Ms. Sica will receive a bonus for each of the years ended December 31, 1996, 1997 and 1998 equal to one half of the aggregate base salary and bonus paid or payable to Richard A. Stratton for that year reduced by the base salary paid to her for that year. Ms. Sica's agreement contains a non-competition provision substantially the same as Mr. Stratton's agreement.

 ......On  July 19, 1996,  the Company  entered into an agreement  with Ronald E.
Rabidou which calls for the Company to pay Mr. Rabidou severance compensation equal to his annual base salary in the event his position is eliminated, his responsibilities are materially altered or his compensation is diminished following a sale or change in control of the Company.

 ......On March 17, 1997, the Company  entered into an employment  agreement with
Joseph S. Weingarten pursuant to which Mr. Weingarten serves as a Senior Vice President of the Company. The term of Mr. Weingarten's employment under this agreement is from April 7, 1997 to March 30, 2000. The agreement provides for an annual salary at a rate of $125,000 from April 7, 1997 to March 30, 1998, $135,000 from April 1, 1998 to March 30, 1999, and $145,000 from April 1, 1999 to March 30, 2000. In addition, Mr Weingarten was eligible for a total bonus of $120,000 in 1997 and is eligible for total bonuses of $135,000 and $145,000 in 1998 and 1999, respectively. The bonuses are comprised of a discretionary portion based on performance versus agreed upon goals and a mandatory portion based on earnings per share growth (as defined therein) to the extent the earnings per share growth exceeds 10%. The discretionary portions are 40,000,
45,000 and 45,000 for 1997, 1998 and 1999, respectively. For each percentage increase in earnings per share over 10% but less than 15%, Mr. Weingarten will
receive   bonuses  of  $7,500,   $8,500  and  $9,500  in  1997,  1998  and  1999
respectively. For each percentage increase in earnings per share from 15% to 20%, Mr. Weingarten will receive bonuses of $8,500, $9,500 and $10,500, in 1997, 1998 and 1999, respectively. A bonus of $90,000 was accrued in 1997 pursuant to this agreement. Mr. Weingarten's agreement contains a non-competition provision substantially the same as Mr. Stratton's and Ms. Sica's.

1990 Stock Option Plan

 ......The  Company's  1990 Stock  Option  Plan,  as amended  (the "1990  Plan"), enables a committee of the Board of Directors (the "Option Committee") to grant options to employees, directors or consultants of the Company for the purchase of up to an aggregate of 1,122,319 shares of Common Stock. There will be presented at the Annual Meeting a proposal to approve the Sixth Amendment to the 1990 Plan, which would increase the total number of shares of Common Stock for which options may be granted under the 1990 Plan. The 1990 Plan is administered by the Option Committee which has complete discretion to select the eligible individuals who receive option grants. In determining the eligibility of an individual to be granted an option, as well as in determining the number of options to be granted to an individual, the Option Committee considers the position and responsibilities of the individual being considered, the nature and value to the Company of his or her service and accomplishments, his or her present and potential contribution to the success of the Company and such other factors as the Option Committee may deem relevant. The 1990 Plan provides for the issuance of either non-qualified options or incentive stock options, provided that incentive stock options must be granted with an exercise price of not less than fair market value at the time of grant. All options are non-transferable other than by will or the laws of descent and distribution. Options are exercisable for a period of up to ten years from the date of grant, provided the optionee remains an employee of the Company, or prior to the last day of the third month following the date of termination of employment. If an optionee dies or becomes disabled while in the employ of the Company, the option is exercisable prior to the last day of the twelfth month following the date of
termination  of  employment.   Any  options  which  are  exercisable   following
termination of employment are only exercisable to the extent the optionee was entitled to exercise the option on the date of termination. Options currently outstanding vest over a three or four-year period.

 ......Since  the  inception  of the 1990 Plan,  options  to  purchase a total of
1,032,082 shares of Common Stock have been granted to certain employees and options to purchase a total of 54,306 shares have been granted to certain directors. All options to date have been granted at the fair market value of the underlying shares at the date of grant, ranging from $1.15 to $21.00 per share. As of December 31, 1997, options for an aggregate of 49,455 shares with a weighted average exercise price of $5.91 per share have been canceled due to the termination of employment of the option holder. As of December 31, 1997 options for an aggregate of 293,826 shares with a weighted average exercise price of $7.99 per share have been exercised. As of December 31, 1997, options for a total of 743,108 shares of Common Stock were outstanding. During 1997, options for an aggregate of 46,250 shares were granted with an average exercise price of $16.27 per share. Of such amount, options for an aggregate 30,000 shares were granted to an executive officer and options for an aggregate of 8,000 shares were granted to the non-employee directors at an exercise price of $20.38 per share, under the 1990 stock option plan.

Stock Option Plan for Non-Employee Directors

 ......On April 28, 1995, the Company's stockholders approved a Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors' Plan") which provides for the grant of non-qualified options for the purchase of 5,513 shares of the Company's Common Stock to each non-employee director of the Company serving on the Board at the time the Non-Employee Directors' Plan was approved, and to each new non-employee director elected in the five-year period commencing on the date of the adoption of the Non-Employee Directors' Plan. The maximum number of shares for which options may be granted under the Non-Employee Directors' Plan is 66,150 shares, subject to adjustment for stock splits, dividends payable in capital stock and other changes in capitalization. As of December 31, 1997, 18,377 of such options were outstanding. The exercise price of the options granted under the Non-Employee Directors' Plan is the fair market value of the shares of Common Stock covered by the option on the date of grant. Options granted under the Non-Employee Directors' Plan are not exercisable prior to the first year anniversary of the date of grant, and are exercisable thereafter on a cumulative basis as to one-third of the shares covered thereby on each of the first, second and third anniversaries of the date of grant. No option is exercisable after ten years from the date of grant. Options granted under the Non-Employee Directors' Plan are not assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The exercise price of the options granted under the Non-Employee Directors' Plan must be paid in full, in cash or shares of Common Stock of the Company already owned for a period of at least six months by the person exercising the option, valued at fair market value on the date of exercise. In the event of death or disability of an optionee, the option may be exercised within one year after the date of death or termination of the optionee's directorship with the Company on account of disability or, if earlier, prior to the date on which the option expires by its terms. In the event the optionee ceases to be a director of the Company other than by reason of death or disability, the option may be exercised within one month after the optionee ceases to be a director of the Company, unless such termination was for cause, in which case the option shall terminate at the time the optionee ceases to be a director of the Company. In no event may an option be exercised except to the extent that the right to exercise has accrued and is in effect at the time of death or termination of service as a director.

Tax Consequences

 ......Options  granted  under the 1990 Plan are intended to be either  incentive stock options, as defined in Section 422 of the Code, or non-qualified stock options. All options granted under the Non-Employee Directors Plan are non qualified  stock  options.  ......Except  as provided  below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for at least two years after the date the option is granted and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

 ......In  the  event  that  the  optionee  disposes  of the  stock  prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee will realize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

 ......For alternative minimum tax purposes,  the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income, giving rise to potential alternative minimum tax liability, in the event that the alternative minimum tax applies to the optionee. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

 ......Under  proposed  regulations  issued by the Internal Revenue Service,  the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of the incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares
are  transferred.   For  purposes  of  the  1-year  and  2-year  holding  period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

 ......The  Company is not allowed a deduction  for income tax purposes  upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in the amount equal to the amount of ordinary income recognized by the optionee.

 ......No  income is recognized  by the optionee on the grant of a  non-qualified stock option. On the exercise by an optionee of a non-qualified option, the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

 ......The  Internal  Revenue  Service will treat the exercise of a non-qualified stock option with already-owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the bases and holding periods of the held shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares the option price) is taxable to the employee as ordinary income under
Section 83 of the Code, as is the case with any non-qualified stock option. The new shares will have a basis equal to the spread between the fair market value of all of the new shares and their option price.

 ......The  optionee's  tax basis in his stock  will equal his cost for the stock plus the amount of ordinary income he had recognized with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

Compensation of Directors

 ......Each  outside director receives an annual retainer of $6,000, a $600 ($750 beginning October 1997) fee for each meeting attended and reimbursement of expenses. In addition, each of Messrs. Ferrari and Segel have been granted options to purchase 8,682, 8,682, 5,789, 5,513 and 2,000 shares of Common Stock at exercise prices or $4.61, $6.19, $11.23, $12.02 and $20.38 per share, respectively. Each of Messrs. Costa and Westra have been granted options to purchase 5,513 shares of Common Stock at an exercise price of $12.02 per share and 2,000 shares at $20.38 per share.

                         Compensation Committee Report

 ......The Compensation  Committee has provided the following Board Compensation
Committee Report:

 ......The  Company's  executive  compensation is supervised by the  Compensation
Committee of the Board of Directors. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

 ......In  general,  the Company  compensates  its executive  officers  through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical and retirement plans, that are available generally to the Company's employees.

Chief Executive Officer and President Compensation

 ......The terms of the employment agreement between the Company and Mr. Stratton is intended to provide levels of base compensation comparable with standard market compensation practices for executive officers in other companies within the financial services industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise.

 ......At the same time, the  Compensation  Committee has sought to link a larger percentage of the salary of Mr. Stratton to annual earnings per share growth. For the years ended December 31, 1997 and 1998, the Company's bonus plan for Mr. Stratton provides for the payment of a bonus equal to his base salary for such year if the Company's earnings per share for such year equal 118% of the earnings per share of the Company for the previous year. A bonus totaling $225,000 was accrued in 1997 pursuant to this agreement.

Annual Compensation

 ......The  Company  sets  base  salary  levels  for  other  executive   officers
comparable to the salary levels of executive officers in other companies within the financial services industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. Management sets targets based on growth in earnings per share, for earning incentive compensation.

Long-Term Incentive Compensation

 ......The Company provides long-term  incentive  compensation  through its stock option plan. The number of shares covered by a grant were determined by the Stock Option Committee considering observed market practices for similar positions in similar industries and individual performance and responsibilities.

 ......                              COMPENSATION COMMITTEE:
 ......
 ......                              David J. Ferrari
 ......                              Gerald Segel

Stock Price Performance Graph

 ......The Stock Price  Performance Graph set forth below compares the cumulative total stockholder return to the Company's stockholders for the period commencing February 24, 1992, the date shares of common stock were first registered under
Section 12 of the Securities and Exchange Act of 1934, as amended, to December 31, 1997, with the cumulative return on the NASDAQ Composite Index and a peer group index (NASDAQ Financial Stock Index):

  [Graph comparing the cumulative total stockholder return to the Company's stockholders]

  The stock performance graph assumes $100 was invested on February 25, 1992.

         APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION TO INCREASE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

 ......The  Board has  approved an  amendment  to Article  Four of the  Company's
Articles of Organization (the "Articles of Organization"), subject to the approval of the Company's stockholders, to increase the number of authorized shares of Common Stock of the Company to 12,000,000 from 8,000,000. The Board believes that it is in the best interest of the Company and its stockholders that there be a greater number of authorized and unissued shares available to give the Company the flexibility it needs to conduct its business and accommodate future growth. The proposed increase in authorized shares of Common Stock is desirable to enhance the Company's flexibility in structuring its future capitalization, to meet financing needs for expansion and growth and for
other  corporate  purposes  which  the  Board  may  deem  desirable.   ......The
affirmative vote of a majority of the outstanding shares entitled to vote thereon at the Annual Meeting will be required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THIS AMENDMENT TO THE ARTICLES OF
                                   ORGANIZATION


             APPROVAL OF SIXTH AMENDMENT TO 1990 STOCK OPTION PLAN

      There will be presented at the Meeting a proposal to approve the Sixth Amendment to the Litchfield Financial Corporation 1990 Stock Option Plan which was adopted by the Board of Directors on February 5, 1998 (the "Sixth Amendment to the 1990 Stock Option Plan"). The Sixth Amendment to the 1990 Stock Option Plan reflects changes to Rule 16b-3 and calls for an increase in the total number of shares of the Company's Common Stock for which options may be granted under the 1990 Plan to 1,422,319 shares from the 1,122,319 shares currently authorized for grant under this plan. After considering options for 293,826 shares which have been exercised, 49,455 shares which have been cancelled and 743,108 shares which are outstanding, there are options for 85,385 shares available for issuance under the 1990 Stock Option Plan as of December 31, 1997. If the Sixth Amendment to the 1990 Plan is approved, the total number of options outstanding plus the number of options available for issuance upon exercise of options granted under the 1990 Plan will be approximately 16.6% of the sum of the Company's outstanding shares of Common Stock and outstanding and available options.

      It is not possible to state the persons who will receive options under the 1990 Stock Plan in the future, nor the amount of options which will be granted thereunder.

      The  affirmative  vote  of the  holders  of at  least  a  majority  of the
Company's common stock voting in person or by proxy at the meeting will be required for approval of the Sixth Amendment to the 1990 Stock Option Plan. Set forth in this Proxy Statement under the heading "Compensation of Executive Officers and Directors" is a summary of the principal provisions of the 1990 Stock Option Plan. A copy of the entire 1990 Stock Option Plan is available from the Company upon request addressed to Judy Koloc, Litchfield Financial Corporation, 430 Main Street, Williamstown, Massachusetts 01267.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
             FOR THE SIXTH AMENDMENT TO THE 1990 STOCK OPTION PLAN


          APPROVAL OF FIRST AMENDMENT TO 1995 STOCK OPTION PLAN FOR NON-
                              EMPLOYEE DIRECTORS

      There will be presented at the Meeting a proposal to approve the First Amendment to the Litchfield Financial Corporation 1995 Stock Option Plan for Non-Employee Directors which was adopted by the Board of Directors on February 5, 1998 (the "First Amendment"). The First Amendment reflects changes to Rule 16b-3 promulgated under Section 16 (b) of the Securities Exchange Act of 1934 ("Rule 16b-3"), grants discretion to the Board (or a committee consisting of two or more members of the Board) to administer the Non-Employee Directors' Plan, and authorizes the Board to grant options for additional shares of the Company's common stock, $.01 par value ("Common Stock") to any non-employee director.

      It is not possible to state the persons who will receive options under the Non-Employee Directors' Plan in the future, nor the amount of options which will be granted thereunder.

      The affirmative vote of the holders of at least a majority of the Company's Common Stock voting in person or by proxy at the Meeting will be required for approval of the First Amendment. A copy of the entire 1995 Stock Option Plan for Non-Employee Directors is available from the Company upon request addressed to Judy Koloc, Litchfield Financial Corporation, 430 Main Street, Williamstown, Massachusetts 01267.


            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
  VOTE FOR THE FIRST AMENDMENT TO THE 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE
                                   DIRECTORS


                                 OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters brought before the meeting in accordance with their best judgment.


                        INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.



               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholders proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than November 24, 1998, for inclusion in the Company's proxy statement and form of proxy for that meeting.


                                  10-K REPORT

      A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, is enclosed herewith. The Company will provide each beneficial owner of its securities with a copy of its annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year, without charge, upon receipt of a written request from such person. Such requests should be directed to Judy Koloc, Litchfield Financial Corporation, 430 Main Street, Williamstown, MA 01267.

                                    By Order of the Board of Directors



                             Heather A. Sica, Clerk

Williamstown, Massachusetts
March 24, 1998